SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

Form  8 - K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

May 29, 1998
(Date of earliest event reported)

The American Education Corporation
(Exact name of registrant as specified in its charter)

Colorado
(State or other jurisdiction of incorporation)

0-11078
Commission File Number

84-0838184
IRS Employer Identification No.


7506 North Broadway Extension, Suite 505,
Oklahoma City, Oklahoma 73116
(Address of principal executive office)(Zip Code)

(405) 840-6031
Registrant's telephone number, including area code


Item 1.  Changes in Control of Registrant

Not Applicable

Item 2.  Acquisition or Disposition of Assets

Not Applicable

Item 3.  Bankruptcy or Receivership

Not Applicable

Item 4.  Changes in Registrant's Certifying Accountant

Not Applicable


Item 5.  Other Events

On May 29, 1998 the Company held its annual meeting of shareholders. At the annual meeting, the shareholders of the Company approved, among other things, an amendment to the Company's Articles of Incorporation to increase the Company's authorized common stock from 15,000,000 shares to 30,000,000 shares. On or about June 3, 1998 the Company filed with the Colorado Secretary of State Amended and Restated Articles of Incorporation to reflect the amendment approved at the shareholders' meeting. The text of the Amended and Restated Articles of Incorporation is attached hereto as Exhibit "3.1".

Item 6.  Resignations of Registrant's Directors

Not Applicable

Item 7.  Financial Statements and Exhibits

(c) Exhibit   3.1

Amended and Restated Articles of Incorporation of the Registrant are filed as Exhibit 3.1 to this report.

Item 8.  Change in Fiscal Year

Not Applicable

Item 9.  Sales of Equity Securities Pursuant to Regulation S.

Not Applicable


Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The American Education Corporation

Date:	June 9, 1998,

By:/s/Jeffrey E. Butler, Sr.
Chairman of the Board of Directors
President and Chief Executive Officer

AMENDED AND RESTATED
ARTICLES OF INCORPORATION OF
THE AMERICAN EDUCATION CORPORATION


The undersigned Corporation, for purposes of amending and restating its Articles of Incorporation in accordance with the Colorado Business Corporation Act, hereby adopts the following amended and restated Articles of Incorporation for such
Corporation:

1.  The name of the Corporation is The American Education
Corporation.

2. The text of the Amended and Restated Articles of Incorporation is as follows:

"FIRST: The name of the corporation is The American
Education Corporation.

SECOND: The period of its duration is perpetual.

THIRD: The purposes for which this corporation is organized are to design, develop, test, manufacture and/or sell medical devices and medical technology, to engage in all other activities related to such business and to engage in and do any lawful act concerning any and all lawful business for which corporations may be organized under the laws of Colorado, now or hereafter in effect.

FOURTH: The aggregate number of shares of common stock which the Corporation shall have authority to issue is 30,000,000, each share to have a par value of $.025.
The aggregate number of shares of preferred stock which the Corporation shall have authority to issue is 50,000,000, each share to have a par value of $.001.
The Corporation may issue the preferred shares in series.
Shares of each such series when issued shall be designated to distinguish them from shares of all other series. The Board of Directors of the Corporation is hereby expressly authorized, by resolution or by resolutions, to provide out of the unissued preferred shares, for the issuance of one or more series of preferred shares and to fix the number of shares included in any or all series of preferred shares and any and all of the designations, relative rights, preferences and limitations of any or all such series.

FIFTH: Cumulative voting of shares of stock is not permitted.


SIXTH: Shareholders shall not have pre-emptive rights to acquire additional unissued or treasury shares of the corporation.

SEVENTH: All lawful restrictions on the sale or other disposition of shares may be placed upon all or a portion or portions of the certificates evidencing the corporation's shares.

EIGHTH: The address of the registered office is 8163 South Emerson, Littleton, Colorado 80122, and the name of the registered agent at such address is Jeffrey
E. Butler.

NINTH: Meetings of shareholders may be held at such time and place as the Bylaws shall provide. One-third of the shares entitled to vote represented in person or by proxy shall constitute a quorum at any meeting of the shareholders.

TENTH: The number of directors to be elected at the annual meeting of shareholders or at a special meeting called for the election of directors shall not be less than three (3) nor more than nine (9), the exact number to be fixed by the By-Laws.

ELEVENTH: The name and address of the incorporator is Robert M. Bearman, 1420 Western Federal Savings Building,
Denver, Colorado 80202.

TWELFTH:   The officers, directors and other members of
management of this corporation shall be subject to the doctrine of corporate opportunities only insofar as it applies to business opportunities in which this corporation has expressed an interest as determined from time to time by the corporations Board of Directors as evidenced by resolutions appearing in the corporation's
Minutes. When such areas of interest are delineate, all such business opportunities within such areas of interest which come to the attention of the officers, directors and other members of management of this corporation shall be disclosed promptly to this corporation and made available to it. The Board of Directors may reject any business opportunity presented to it and thereafter any officer, director or other member of management may avail himself of such opportunity. Until such time as this corporation, through its Board of Directors, has designated an area of interest, the officers, directors and other members of management of this corporation shall be free to engage in business opportunities in such areas of interest on their own and this doctrine shall not limit the rights of an officer, director or other member of management of this corporation to continue a business existing prior to the time that such area of interest is designated by this corporation. This provision shall not be construed to release any employee of the corporation (other than an officer, director or member of management) from any duties which he may have to the corporation.

THIRTEENTH: The Board of Directors of the corporation may, from time to time, distribute to the corporation's shareholders in partial liquidation, out of stated capital or capital surplus of the corporation, a portion of its assets, in cash or properties, and, if at the time the laws of Colorado so permit, purchase outstanding shares with stated capital or capital surplus of the corporation if (a) at the time the corporation is solvent; (b) such distribution or purchase would not render the corporation insolvent; (c) all cumulative dividends on all preferred or special classes of shares entitled to preferential dividends shall have been paid fully; (d) the distribution or purchase would not reduce the remaining net assets of the corporation below the aggregate preferential amount payable in the event of voluntary liquidation to the holders of shares having preferential rights to the assets of the corporation in the event of liquidation; (e) the distribution or purchase is not made out of capital surplus arising from unrealized appreciation of assets or re-evaluation of surplus; and (f) as regards a distribution, the distribution is identified as a distribution in partial liquidation, out of stated capital or capital surplus, and the source and amount per share paid from each source is disclosed to all of the shareholders of the corporation concurrently with the distribution thereof.

FOURTEENTH: When with respect to any action to be taken by shareholders of this corporation, the Colorado
Corporation Code requires the vote or concurrence of the holders of two-thirds of the outstanding shares, of the shares entitled to vote thereon, or of any class or series, such action may be taken by the vote or concurrence of a majority of such shares or class or series thereof.

FIFTEENTH: Subject to repeal by action of the shareholders, the Board of Directors of this corporation is authorized to adopt, confirm, ratify, alter, amend, rescind, and repeal
Bylaws or any portion thereof from time to time.

SIXTEENTH:   The Corporation shall indemnify any
and all of its directors or officers or former directors or officers or any person who may have served at its request as a director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor, against expenses actually and necessarily incurred by them, in connection with the defense of any action, suit or proceeding in which they, or any of them, are made parties, or a party, by reason of being or having been directors or officers of the corporation, or of such other corporation, except in relation to matters to which any such director or officer or former director or person shall be adjudged in such action, suit or proceeding to be liable for gross negligence or willful misconduct in the performance of duty. Such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled, under any by-law agreement, vote of shareholders or otherwise.

SEVENTEENTH:   No contract or other transaction
between the corporation and one or more of its directors or any other corporation, firm, association, or entity in which one or more of its directors are directors or officers or are financially or otherwise interested shall in any way be affected or invalidated by such relationship. Any director of the corporation, individually, or any firm with which such director is affiliated, may be a party to or may be financially or otherwise interested in any contract or transaction of the corporation, provided, however, that the fact that he or such firm is so interested shall be disclosed or shall have been known to the Board of Directors of the corporation, or a majority thereof, at or before the entering into such contract or transaction; and any director of the corporation who is also a director or officer of such other corporation, or who is so interested in such other entity, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the corporation which shall authorize such contract or transact with like force and effect as if he were not such director or officer of such other corporation or not so interested in such other entity."

3. The above Amended and Restated Articles of Incorporation contains an amendment at Article IV that was adopted by the shareholders at the Annual Meeting of the shareholders held on May 29, 1998. The number of votes cast for the amendment was sufficient for approval of the amendment.


4. The remaining Articles of Incorporation were merely restatements that were adopted by the board of directors without shareholder action.


THE AMERICAN EDUCATION CORPORATION

BY: /s/Jeffrey E. Butler
    Chief Executive Officer

Dated:  May 29, 1998